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Exhibit 10.26

SEVERANCE AGREEMENT

        This Severance Agreement, dated as of February 19, 2004 ("Agreement"), by and between Thomas Group, Inc., a Delaware corporation (the "Company") and Toby Marion ("Employee").

WITNESSETH:

        WHEREAS, Employee and the Company are parties to that certain Employment Agreement, dated January 14, 2002, as supplemented by a letter dated October 9, 2001 and a letter dated November 21, 2002 (as supplemented, the "Employment Agreement");

        WHEREAS, Employee and the Company wish to terminate Employee's relationship with the Company and the Employment Agreement and any and all written or oral agreements between them;

        WHEREAS, the Employment Agreement, as the same may have been amended from time to time, provides for the payment of severance pay to Employee; and

        WHEREAS, in lieu of payment of such severance payments, the parties wish to enter into this Agreement and a consulting agreement (the "Consulting Agreement").

        NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the covenants and agreements set forth herein, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

        1.     Severance. The Company agrees to pay Employee the sum of $131,250, payable in three (3) installments of $43,750.00 per month during the Term (as defined herein), payable on the last day of each such month. In the event the Company fails to make a payment within fifteen (15) days of the date a payment is due, the remaining unpaid amounts due during the Term shall become due and payable immediately. The Company shall make such payments by wire transfer to an account specified by Employee to the Company in writing.

        2.     Continuation of Covenants.

          (a)   Employee acknowledges and agrees that the ancillary covenants of the Company and Employee set forth in Sections 4, 5, 6, 7 and 9 of the Employment Agreement remain in full force and effect during the Term; provided, however, that the two (2) year periods set forth in Sections 9(a), 9(b) and 9(c) shall be deemed to end on January 31, 2006.

          (b)   Employee has carefully read and considered the provisions of the Employment Agreement, which remain in full force and effect and, having done so, agrees that the restrictions set forth in the Employment Agreement contain reasonable limitations as to time, geographical area, scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the goodwill or other legitimate business interests of the Company. Employee further understands and agrees that, if at some later date, a court of competent jurisdiction determines that the scope, duration or geographic area of any covenant set forth in this Employment Agreement is overbroad or unenforceable for any reason, these covenants shall be reformed by the court and enforced to the maximum extent permissible under applicable law.

          (c)   If Employee violates any restrictive covenant contained in the Consulting Agreement (as defined below) or the Employment Agreement, then the term of such restrictive covenant will be extended by adding to it the number of days that Employee's violation continues.

        3.     Term. The term of this Agreement shall commence on February 1, 2004, and shall continue thereafter until 5:00 p.m., central standard time, on April 30, 2004 (the "Term"). The provisions of Section 3 shall survive the end of the Term.

        4.     Expenses. The Company shall reimburse Employee for all reasonable and ordinary direct out-of-pocket business expenses Employee reasonably incurs in the performance of his remaining duties to the Company. Employee must receive the prior written approval of the President of the Company for any expenses in excess of $500.

        5.     Termination and Release. Employee acknowledges and agrees that Employee and the Company have, in part, entered into this Agreement and are entering into the Consulting Agreement to satisfy all of the Company's obligations to Employee pursuant to the Employment Agreement, and Employee agrees that (i) except for the provisions of the Employment Agreement set forth in paragraph 2 hereof, which are to continue, the Company will have performed all of its obligations to Employee under the Employment Agreement and any oral or written modifications or purported modifications thereof by either party, (ii) Employee is not entitled to any further severance benefits or payments (other than payments pursuant to the Consulting Agreement), and (iii) Employee releases the Company from any further obligations to Employee pursuant to the Employment Agreement. The parties agree that the Employment Agreement is hereby terminated and shall be of no further force or effect, other than Sections 4, 5, 6, 7 and 9 of the Employment Agreement, which continue in full force and effect pursuant to Section 2(a) hereof.

        6.     Resignation. Employee resigns as the President of the Asia/Pacific Region and any other officer or director positions of any subsidiary or affiliate of the Company held by Employee, effective February 1, 2003, and shall execute and deliver to the Company his written resignation and such other documentation relating to such resignation as the Company may reasonably request.

        7.     Assignment. All covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns; provided, however, that Employee may not assign, without the Company's prior written consent, this Agreement, or any right or obligation hereunder, and any and all assignments without such prior written consent shall be null and void.

        8.     Miscellaneous.

          (a)   Notices. Any notice to be given hereunder is to be given in writing by either party to the other and delivered or sent by prepaid airmail post or facsimile transmission addressed to the address or the addresses set forth opposite each party's name below or such other address as may be notified by one party to the other for such purposes and shall be deemed to be served in the case of airmail post three (3) days after posting and in the case of facsimile transmission immediately upon successful transmission.

          (b)   Headings; Pronouns. The headings of the paragraphs of this Agreement are for convenience of reference only and are not to be considered and construed in this Agreement. When the context so requires in this Agreement, the masculine gender includes the feminine and neuter, and the singular number includes the plural, and vice versa.

          (c)   Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

          (d)   Choice of Law. The parties hereto acknowledge and agree that the laws of the State of Texas will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.

          (e)   Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, but which counterparts shall constitute one and the same instrument.

          (f)    Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Whenever a reference to any party is made herein, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such party.

          (g)   Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. No variations, modifications or changes herein or hereof shall be binding upon any party unless set forth in a written document duly executed by or on behalf of such party.

          (h)   Amendments. This Agreement may not be modified, altered, amended, waived or terminated, unless in writing signed by the parties hereto.

          (i)    Irreparable Harm. Employee agrees that any breach of this Agreement by Employee will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Employee's obligations hereunder.

[signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date above first written.

Employee:
/s/ G. Toby Marion Toby Marion
Address:
Phone:
Facsimile:
Company:
THOMAS GROUP, INC.
By:	/s/ James T. Taylor
Name:	James T. Taylor
Title:	President
Address:	5221 North O'Connor Boulevard Suite 500 Irving, Texas 75039-3753 Attn: James T. Taylor
	Phone:	972-869-3400
	Facsimile:	972-443-1742

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  Exhibit 10.26
SEVERANCE AGREEMENT